UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 1, 2012

CHINA INFORMATION TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34076	98-0575209
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

21st Floor, Everbright Bank Building,
Zhuzilin, Futian District,
Shenzhen, Guangdong, 518040
People's Republic of China
(Address of Principal Executive Offices)

(+86) 755 -8370-8333
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This report and the press release furnished as Exhibit 99.1 hereto contain certain statements that may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, are “forward-looking statements,” including statements regarding the Company’s business strategy, plans and objectives and statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as “should,” “believes,” “expects,” “anticipates” or similar expressions, and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports and registration statements that are filed with and available from the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Item 3.03 Material Modifications to Rights of Security Holders.

The disclosure set forth under Items 5.03 and 8.01 below is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

China Information Technology, Inc. (the “Company”) has filed a Certificate of Change pursuant to Section 78.209 of the Nevada Revised Statutes (the “Certificate of Change”) with the Secretary of State of the State of Nevada to effect a one (1)-for-two (2) reverse stock split (the “Reverse Split”) of the authorized and issued and outstanding Common Stock, par value $0.01 per share (“Common Stock”), of the Company. Pursuant to the filing of the Certificate of Change, the Reverse Split became effective after the close of trading on March 1, 2012 (the “Record Date”).

The Reverse Split was duly approved by the Board of Directors of the Company without shareholder approval, in accordance with the authority conferred by Section 78.207 of the Nevada Revised Statutes. The Certificate of Change effected the Reverse Split at 5:00 p.m., Pacific Standard Time, on the Record Date and was deemed to amend the Company’s Articles of Incorporation to decrease the authorized number of shares of the Company’s Common Stock from two hundred million (200,000,000) shares to one hundred million (100,000,000) shares.

Pursuant to the Reverse Split, holders of the Company’s Common Stock will be deemed to hold one (1) whole post-split share of the Company’s Common Stock for every two (2) whole shares of the Company’s issued and outstanding Common Stock held immediately prior to 5:00 p.m., Pacific Standard Time, on the Record Date. No fractional shares of the Registrant’s Common Stock will be issued in connection with the Reverse Split. Shareholders who are entitled to a fractional post-split share will receive in lieu thereof one (1) whole post-split share.

Item 8.01 Other Events.

At the market opening on March 2, 2012, the Company's Common Stock began trading on the NASDAQ Stock Market on a split-adjusted basis. The Company’s Common Stock will continue to trade under the symbol “CNIT.” The Company’s common stock will trade under a new CUSIP number. The CUSIP number of the post-Reverse Split Common Stock is “16950L 208”. Following the effectiveness of the reverse stock split the Company has approximately 27.6 million shares issued and outstanding.

On March 1, 2012, the “Company issued a press release announcing the Reverse Split. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     (d) Exhibits.

Exhibit	Description
3.1	Certificate of Change pursuant to Section 78.209 of the Nevada Revised Statutes
99.1	Press Release, dated March 1, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA INFORMATION TECHNOLOGY, INC.

Dated: March 2, 2012	By: /s/ Jiang Huai Lin
Jiang Huai Lin
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
3.1	Certificate of Change pursuant to Section 78.209 of the Nevada Revised Statutes
99.1	Press Release, dated March 1, 2012